Exhibit 99.1

ONCOVISTA, INC. AND SUBSIDIARY
Index
September 30, 2007

Page

Consolidated Balance Sheet as of September 30, 2007 (Unaudited)	F-1

Consolidated Statements of Operations for the Nine Months Ended
September 30, 2007 and 2006 (Unaudited)	F-2

Consolidated Statements of Cash Flows for the Nine Months Ended
September 30, 2007 and 2006 (Unaudited)	F-3

Notes to Consolidated Financial Statements (Unaudited)	F-4 - F-20

Oncovista, Inc. and Subsidiary
Consolidated Balance Sheet
September 30, 2007
(Unaudited)

Assets

Current Assets:
Cash and cash equivalents	$5,912,858
Accounts receivable	81,212
Inventory	36,834
Other current assets	59,721
Total current assets	6,090,625

Equipment, net	198,085

Other assets	52,378

Total Assets	$6,341,088

Liabilities and Stockholders' Deficit

Current Liabilities:
Cash Overdraft	$85,026
Accounts payable	95,927
Accrued expenses	534,821
Loans payable	2,070,362
Notes payable	713,600
Convertible note payable	100,000
Convertible note payable - related party	280,563
Accrued interest payable	946,496
Accrued interest payable - related party	75,865
Total current liabilities	4,902,660

Long-Term Liabilities:
Notes payable	3,568,000
Accrued interest payable	342,528
Total long-term liabilities	3,910,528

Total Liabilities	8,813,188

Stockholders’ Deficit:
Common stock ($0.001 par value, 30,000,000 shares
authorized, 16,888,427 shares issued and outstanding)	16,888
Additional paid in capital	12,316,439
Accumulated deficit	(13,469,644)
Accumulated other comprehensive loss	(1,335,784)
Total stockholders' deficit	(2,472,100)

Total Liabilities and Stockholders' Deficit	$6,341,088

See accompanying notes to unaudited financial statements

Oncovista, Inc. and Subsidiary
Consolidated Statements of Operations
(Unaudited)

	For the nine months ended	For the nine months ended
	September 30, 2007	September 30, 2006

Revenue:
Third party	725,078	1,010,467
Related parties	-	40,000
Total Revenues	725,078	1,050,467

Operating Expenses
Research and development	795,074	1,142,363
General and administrative	2,819,901	2,913,292
Total Operating Expenses	3,614,975	4,055,655

Loss from Operations	(2,889,897)	(3,005,188)

Other Income (Expense)
Interest income	56,301	68,794
Other income	23,367	-
Interest expense	(168,885)	(143,263)
Other Expense - net	(89,217)	(74,469)

Net Loss	$(2,979,114)	$(3,079,657)

Net loss per share - basic and diluted	$(0.22)	$(0.25)

Weighted average number of shares outstanding
during the period - basic and diluted	13,759,392	12,548,615

See accompanying notes to unaudited financial statements

Oncovista, Inc. and Subsidiary
Consolidated Statements of Cash Flows
(Unaudited)

	For the nine months ended	For the nine months ended
	September 30, 2007	September 30, 2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,979,114)	$(3,079,657)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	53,168	79,052
Share based compensation	306,214	323,392
Share based consulting	262,243	103,048
Common stock and warrants for intellectual property	-	488,620
Changes in operating assets and liabilities:
(Increase) Decrease in:
Accounts receivable	(28,844)	5,420
Prepaids	(22,606)	3,342
Other assets	16,676	(93,873)
Increase (Decrease) in:
Accounts payable	(16,857)	(110,192)
Accrued liabilities	210,236	105,642
Net Cash Used In Operating Activities	(2,198,884)	(2,175,206)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisition of equipment	(1,927)	(29,284)
Net Cash Used in Investing Activities	(1,927)	(29,284)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash overdraft	80,101	-
Proceeds from sale of common stock	6,794,983	3,560,000
Cash paid for direct offering costs	(570,500)	(152,250)
Deposit paid for acquisition of shell in connection with reverse merger/recapitalization	(150,000)
Repayment of loans - related party	-	(42,957)
Repayment of loans and notes payable - related party	-	(1,420,042)
Net Cash Provided By Financing Activities	6,154,584	1,944,751

Net Increase (Decrease) in Cash and Cash Equivalents	3,953,773	(259,739)

Effect of exchange rates on cash	4,440	211,063

Cash and Cash Equivalents - Beginning of Period	1,954,645	2,412,211

Cash and Cash Equivalents - End of Period	$5,912,858	$2,363,535

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Period for:
Income Taxes	$-	$-
Interest	$274,708	$326,973

See accompanying notes to unaudited financial statements

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

NOTE A - BASIS OF PRESENTATION, ORGANIZATION, NATURE OF OPERATIONS, AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation: The accompanying unaudited interim financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) for interim financial information. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, stockholders’ equity or cash flows. It is management's opinion, however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

The unaudited interim financial statements should be read in conjunction with the required financial information on Form 8-K/A of OncoVista Innovative Therapies, Inc. (formerly Aviation Upgrade Technologies, Inc.) (“AVUG”) filed with the Commission on November 19, 2007, which contains the audited financial statements and notes thereto for the year ended December 31, 2006. The interim results for the period ended September 30, 2007 are not necessarily indicative of results for the full fiscal year.

Organization: OncoVista, Inc. (“OncoVista”) was incorporated on September 22, 2004 in the State of Delaware and is a privately held pharmaceutical company engaged in the business of acquiring rights to, and developing for commercialization, technologies and drugs for the treatment of cancer and related life-threatening diseases. OncoVista’s corporate offices are located in San Antonio, Texas.

In December 2005, OncoVista acquired a controlling (51%) equity interest in AdnaGen AG, a research and development company based in Langenhagen, Germany. In December 2007, OncoVista acquired a further 24% equity interest in AdnaGen AG bringing its interest to approximately 85% (See Note G). AdnaGen AG focuses on the development of innovative tumor diagnostics by utilizing its proprietary technology for the detection and analysis of rare cells. For financial reporting purposes, the initial acquisition of AdnaGen AG was treated as a business combination pursuant to SFAS No. 141.

On August 16, 2007, OncoVista acquired an aggregate of 10,963,851 shares of common stock of AVUG (or 16,160,430 shares of AVUG common stock after giving effect to the forward split that went effective on October 22, 2007) constituting approximately 95.7% of AVUG’s issued and outstanding capital stock for cash consideration of $667,000. The acquisition resulted in a change of control of AVUG.

Principles of Consolidation: The consolidated financial statements include the accounts of OncoVista and AdnaGen AG (collectively, the “Company”). All intercompany balances have been eliminated.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

Comprehensive Loss: The Company adopted Financial Accounting Standards Board Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income”, which establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements.

Revenue Recognition: The Company recognizes revenue when each of the following four criteria is met: 1) a contract or sales arrangement exists; 2) products have been shipped or services have been rendered; 3) the price of the products or services is fixed or determinable; and 4) collectibility is reasonably assured. The Company’s customers have no right of return for products sold.

For operations in the United States (Oncovista), revenues are earned pursuant to customary performance required by agreements with research institutions or other for profit entities. During the nine months ended September 30, 2007 and 2006, Oncovista earned $80,000 and $40,000 respectively. In 2007, $50,000 was earned pursuant to a research agreement with a university to test, refine and replicate a chemical compound; and $30,000 was earned from the cancellation of a contract requiring the payment be made in January 2007. In 2006, $40,000 was earned from research and development related revenue. (See Note F)

For operations in Germany (AdnaGen), revenues are considered earned upon shipment of test kits or pursuant to terms of a license fee agreement. During the nine months ended September 30, 2007 and 2006, AdnaGen earned approximately $645,000 and $1,010,000 respectively.

In 2007, approximately $190,000 was earned from the shipment of test kits and approximately $455,000 was earned pursuant to the terms of a licensing agreement with a third party.

In 2006, approximately $42,000 was earned from the shipment of test kits and approximately $943,000 was earned pursuant to the terms of a licensing agreement with a third party.

Use of Estimates: The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant estimates include depreciable lives of property, valuation of stock options and warrants granted for services or compensation pursuant to SFAS No. 123(R), and the valuation allowance for deferred tax assets.

Cash and Cash Equivalents: For the purpose of the Statements of Cash Flows, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents. At September 30, 2007, the Company had no cash equivalents.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits. At September 30, 2007, the balance exceeded the federally insured limit by $5,744,166.

Accounts Receivable: There has been no identifiable bad debt expense during the nine months ended September 30, 2007 and 2006, respectively. Additionally, the Company has not recorded any allowance for doubtful accounts. The allowance is generally determined based on an account-by-account review. Accounts are charged off when collection efforts have failed and the account is deemed uncollectible. The Company does not charge interest on accounts receivable.

Inventory: Inventory is stated at the lower of cost or market, determined by the first-in, first-out (FIFO) method. Inventory consists of finished goods in the form of select and detect breast cancer and colon cancer kits. During the nine months ended September 30, 2007 and 2006, there were no write-downs to net realizable value due to obsolescence.

Equipment: Equipment is stated at cost, less accumulated depreciation. Costs greater than $500 are capitalized and depreciated on a straight-line basis over the estimated useful lives, which ranges from three to ten years.

Long-Lived Assets: Long-lived assets, other than Goodwill, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Minority Interest: Under generally accepted accounting principles, when losses applicable to the minority interest in a subsidiary exceed the minority interest in the equity capital of the subsidiary, the excess is not charged to the minority interest since there is no obligation of the minority interest to make good on such losses. The Company, therefore, has included losses applicable to the minority interest against its interest. If future earnings do materialize, the Company will be credited to the extent of such losses previously absorbed. For financial reporting purposes, minority interest will not be presented until the minority’s share of profit exceeds its previously recorded deficit.

Shipping and Handling Costs: Shipping and handling costs are classified as a separate component of operating expenses and those billed to customers are recorded as revenue in the statement of operations. Shipping and handling costs are not significant.

Research and Development Expenses: The Company expenses all research and development costs as incurred for which there is no alternative future use. These costs also include employee and non-employee compensation and stock-based compensation.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

Customer Concentration: The Company derived 83% of its revenues from one customer during the nine months ended September 30, 2007 and 89% of its revenues from one customer during the nine months ended September 30, 2006.

Foreign Country Risks: The Company may be exposed to certain risks as a portion of its operations are being conducted in Germany. These include risks associated with, among others, the political, economic and legal environment, as well as foreign currency exchange risk. The Company’s results may be adversely affected by change in the political and social conditions in Germany due to governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversions and remittances abroad, and rates and methods of taxation, among other things. The Company does not believe these risks to be significant, and no such losses have occurred in the current or prior years because of these factors. However, there can be no assurance those changes in political and other conditions will not result in any adverse impact in future periods.

Regulatory Matters: Regulations imposed by federal, state and local authorities in the United States, as well as authorities in other countries, are a significant factor in the conduct of research, development, manufacturing and eventual marketing of the Company’s products. In the United States, drugs, biological products, and medical devices are regulated by the United States Food, Drug and Cosmetic Act, which is administered by the U.S. Food and Drug Administration. In Europe, sales of diagnostic products are regulated by Directorate General III of the European Commission, which allows the Company’s subsidiary to market its products under CE label as clinical diagnostics in the European Community.

Net Loss Per Share: Basic earnings (loss) per share are computed by dividing the net income (loss) by the weighted average number of common shares outstanding. Diluted earnings per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding including the effect of share equivalents. Common stock equivalents consist of shares issuable upon the exercise of certain common stock purchase warrants and stock options. See Note D for disclosure of securities that could potentially dilute basic earnings per share in future periods that were not included in the computation of diluted earnings per share because to do so would have been anti-dilutive for the periods presented.

Share-Based Compensation: On January 1, 2005, the Company adopted Statement of Financial Accounting Standards No. 123(R) (revised 2004), “Share-Based Payment,” (“SFAS 123(R)”) which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors including grants of employee stock options based on estimated fair values. The Company has used the Black-Scholes option pricing model to estimate grant date fair value for all option grants.

Share-based compensation expense is based on the value of the portion of share-based payment awards that is ultimately expected to vest during the year, less expected forfeitures. SFAS 123(R) requires forfeitures to be estimated at the time of grant and revised, if necessary in subsequent periods if actual forfeitures differ from those estimates. The Company has not computed any forfeitures, actual or expected, as they have a limited operating history pertaining to actual grants and vesting terms.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

Additionally, common stock and warrants were issued in connection with the acquisition of intellectual property and as direct offering costs.

Foreign Currency Translation: The financial position and results of operations of the Company’s foreign subsidiary are measured using the local currency (Euros) as the functional currency. Assets and liabilities of the subsidiary have been translated at current exchange rates as of September 30, 2007 and related revenue and expenses have been translated at an average exchange rate for the periods ended September 30, 2007 and 2006. All equity transactions have been translated at their historical rates when the transaction occurred. The aggregate effect of translation adjustments is included as a component of accumulated other comprehensive loss and as a component of stockholders’ deficit. Transaction gains and losses related to operating assets and liabilities are included in general and administrative expense.

Fair Value of Financial Instruments: The carrying amounts of the Company’s short-term financial instruments, including accounts receivable, accounts payable, accrued expenses, loans payable, notes payable, convertible note payable and convertible note payable - related party, approximate fair value due to the relatively short period to maturity for these instruments.

Recent Accounting Pronouncements: In February 2006, the FASB issued SFAS 155, “Accounting for Certain Hybrid Financial Instruments” (SFAS 155), which amends SFAS No. 133, “Accounting for Derivatives Instruments and Hedging Activities” (SFAS 133) and SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principal cash flows. SFAS No. 155 also amends SFAS No. 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that it is a derivative financial instrument. The Company adopted SFAS No. 155 on January 1, 2007 and it did not have a material impact on its financial position, results of operations or cash flows.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation No. 48, (“FIN 48”) “Accounting for Uncertainty in Income Taxes - An Interpretation of SFAS No. 109.” This Interpretation provides guidance for recognizing and measuring certain tax positions, as defined in FASB No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification and disclosure of uncertain tax positions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The adoption of this Interpretation did not have a material impact on the Company’s financial position, results of operations or cash flows.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

In September 2006, the FASB issued SFAS No. 157 (“SFAS 157”), “Fair Value Measurements”. SFAS 157 clarifies the principle that fair value should be based on the assumptions that market participants would use when pricing an asset or liability. Additionally, it established a fair value hierarchy that prioritizes the information used to develop those assumptions. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 157 to have a material impact on its financial position, results of operations or cash flows.

In September 2006, the U.S. Securities and Exchange Commission (the “SEC”) issued a Staff Accounting Bulletin (“SAB No.108”), which expresses the views of the SEC staff regarding the process of quantifying financial statement misstatements. SAB No. 108 provides guidance on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance of this SAB is effective for annual financial statements covering the first fiscal year ending after November 15, 2006. The Company adopted SAB No. 108 and it did not have an impact on its financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The unrealized gains and losses on items for which the fair value option has been elected should be reported in earnings. The decision to elect the fair value option is determined on an instrument-by-instrument basis, should be applied to an entire instrument and is irrevocable. Assets and liabilities measured at fair values pursuant to the fair value option should be reported separately in the balance sheet from those instruments measured using other measurement attributes. SFAS No. 159 is effective as of the beginning of the Company’s 2008 fiscal year. The Company will adopt SFAS No. 159 on January 1, 2008 and it is not expected to have a material effect on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an amendment of Accounting Research Bulletin No 51” (SFAS 160). SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment. SFAS 160 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. The Company must adopt these new requirements in its first quarter of 2009.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

In December 2007, the FASB issued SFAS 141R,“Business Combinations” (“SFAS 141R”), which replaces FASB SFAS 141,“Business Combinations”. This Statement retains the fundamental requirements in SFAS 141 that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. SFAS 141R defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  SFAS 141R will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  SFAS 141R will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.  This compares to the cost allocation method previously required by SFAS No. 141.  SFAS 141R will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, SFAS 141R will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This Statement will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption of this standard is not permitted and the standards are to be applied prospectively only.  Upon adoption of this standard, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of this standard will impact any acquisitions completed after January 1, 2009.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements of the Company upon adoption.

Reclassifications: Certain amounts in the year 2006 financial statements have been reclassified to conform to the year 2007 presentation. The results of these reclassifications did not materially affect the financial position, results of operations or cash flows of the Company.

NOTE B - GOING CONCERN

As reflected in the accompanying consolidated financial statements, the Company has a net loss of $2,979,114 and net cash used in operations of $2,198,884 for the period ended September 30, 2007, a working capital deficit of $1,187,965, an accumulated deficit of $13,469,644 and a total stockholders’ deficit of $2,472,100 at September 30, 2007.

The ability of the Company to continue as a going concern is dependent on it to further implement its business plan, resolve its liquidity problems, principally by obtaining additional debt and/or equity financing, and generate additional revenues from collaborative agreements or sale of pharmaceutical products. The Company is also in default on loans, notes, and related accrued interest aggregating $474,050 at September 30, 2007. In August 2007, the Company completed a private placement offering that generated net proceeds of approximately $6,223,000 (See Note D). However, the Company believes that additional capital will be required to fund current and expected future operations.

The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

NOTE C - EQUIPMENT

Equipment consists of the following at September 30, 2007:

Equipment	$575,818
Less accumulated depreciation	(377,733)

Equipment, net	$198,085

NOTE D - STOCKHOLDERS’ DEFICIT

(1) Stock-based compensation and consulting

Nine months ended September 30, 2007: The Company recognized $306,214 in compensation expense based upon the vesting terms of certain option grants. Of the total, $62,488 was allocated to cost of sales and the remaining $243,726 is included as a component of research and development.

During the nine months ended September 30, 2007, the Company recognized $262,243 in consulting expense based upon the vesting terms of certain option grants.

(2) Private Placement

On August 15, 2007, OncoVista completed the closing of a private placement (the “2007 Private Placement”) whereby it sold to accredited investors a total of 970,712 units at $7.00 per unit, each unit consisting of four shares of OncoVista common stock and a warrant to acquire one share of OncoVista common stock. The net proceeds of the private placement were approximately $6,223,000 after payment of placement agent fees and related expenses of $570,500. In connection with the private placement, OncoVista issued warrants to its placement agent to acquire 278,857 shares of OncoVista common stock. The warrants and placement agent warrants are exercisable through August 15, 2012 at the exercise price of $2.50 per share. The warrants and placement agent warrants may also be exercised on a cashless or net issuance basis if after August 15, 2008 there is no effective registration statement covering the resale of the shares of common stock and shares underlying the warrants. The placement agent warrants were granted and treated as additional direct offering costs. The net effect on equity for the placement agent warrants granted to the placement agent was $0.

OncoVista agreed, at its expense, to prepare a registration statement covering the shares issued in the 2007 Private Placement and the shares underlying the warrants and placement agent warrants issued in the 2007 Private Placement. If it does not cause this registration statement to be declared effective by January 13, 2008, it is obligated to pay liquidated damages of 0.5% of the purchase price for each 30 days of delay up to a maximum of 10% of the purchase price. Pursuant to the accounting guidance in EITF No. 00-19-2 and SFAS No. 5, the Company determined that it was not probable that they would be required to remit any payments to the investors for failing to obtain an effective registration statement because the Company expects the registration statement to be declared effective by January 13, 2008. There are however many reasons, including those over which the Company has no control, which could delay the effectiveness of the registration statement, including delays resulting from the Commission’s review process and comments raised by the Commission during that process. Failure to cause a registration statement to become effective in a timely manner or maintain its effectiveness could materially adversely affect the Company.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

(3) Stock Options and Warrants

In October 2004, the Company’s board of directors adopted the 2004 Stock Option Plan (“2004 Plan”). The 2004 Plan provides for the grant of stock options to employees, directors and consultants who provide service to the OncoVista. Options granted under the 2004 Plan have a vesting schedule with a term ranging from grant date to four years and become fully exercisable based on specific terms imposed at the date of grant. All awards pursuant to the 2004 Plan shall terminate upon the termination of the grantees employment for any reason. The Company has reserved 1,000,000 shares of common stock for issuance under the 2004 Plan.

In June 2007, the Company’s board of directors adopted the 2007 Stock Option Plan (“2007 Plan”). The 2007 Plan provides for the grant of incentive stock options, non-statutory stock options and restricted stock awards to employees, directors and consultants who provide service to the OncoVista. The Company has reserved 3,000,000 shares of common stock for issuance under the 2007 Plan.

In June 2007, the Board of Directors authorized the 2007 Stock Option Plan for Independent and Non-Employee Directors (the “Independent Directors Plan”). Options granted under the Director Plan shall be nonstatutory options and may be granted to nonemployee directors at an exercise price equal to the fair market value at the date of grant. The maximum term of options granted under the Director Plan is ten years. The term of the Director Plan is ten years. The Company has reserved 500,000 shares of common stock for issuance under the Director Plan.

As a result of the merger that closed on November 13, 2007 (See Note G), the options issued under the Option Plans described above are exercisable for shares of AVUG and the 2004 Plan, 2007 Plan and the Independent Directors Plan have been assumed by AVUG.

Pursuant to the provisions of SFAS No. 123(R), in the event of termination, the Company will cease to recognize compensation expense. There is no deferred compensation recorded upon initial grant date, instead, the fair value of the share-based payment is recognized ratably over the stated vesting period. During the nine months ended September 30, 2007 and 2006, the Company granted 140,000 and 330,000 options, respectively, having a fair value of $349,628 and $824,115, respectively. These options were issued to directors of the Company and vest in equal installments over four years on the first, second, third and fourth anniversary of the date of grant.

The Company has followed fair value accounting and the related provisions of SFAS No. 123(R) for all share-based payment awards since inception. The Black-Scholes assumptions used in the nine months ended September 30, 2007 and 2006 are as follows:

	2007	2006
Risk-free interest rate	4.02% - 4.21%	4.61% - 5.01%
Expected dividend yield	0%	0%
Expected volatility	200%	200%
Expected life of option	10 years	10 years
Expected forfeitures	0%	0%

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

A summary of the Company’s stock option activity and related information is as follows:

	Exercise	Wt. Avg.
	Shares	Price
Outstanding at December 31, 2005	620,000	$0.06
Granted	330,000	2.30
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2006	950,000	0.78
Granted	140,000	1.75
Exercised	-	-
Forfeited	-	-
Outstanding at September 30, 2007 (unaudited)	1,090,000	$0.70
Options exercisable at September 30, 2007 (unaudited)	530,000	$0.57

The following table summarizes information about the options outstanding at September 30, 2007:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Wt. Avg. Remaining Contractual Life	Wt. Avg. Exercise Price	Number Currently Exercisable	Wt. Avg. Exercise Price
$0.001	250,000	7.29 yrs.	$0.001	125,000	$0.001
$0.10	420,000	7.54 yrs.	0.10	295,000	0.10
$1.75	140,000	9.94 yrs.	1.75	-	1.75
$2.50	280,000	8.53 yrs.	2.50	110,000	2.50
	1,090,000	8.31 yrs.	$0.70	530,000	$0.57

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

The Company has issued warrants in connection with the 2007 Private Placement (See Note D), direct offering costs, as fees for consulting services and in exchange for intellectual property rights. These warrants have a weighted average contractual life of 4.46 years.

A summary of the Company’s warrant activity and related information is as follows:

	Exercise Shares	Wt. Avg. Price
Outstanding at December 31, 2005	--	-
Granted	285,000	2.50
Exercised	-	-
Forfeited	-	-
Outstanding at December 31, 2006	285,000	2.50
Granted	1,856,712	2.15
Exercised	-	-
Forfeited	-	-
Outstanding at September 30, 2007 (unaudited)	2,141,712	$2.20

The following table summarizes information about the warrants outstanding at September 30, 2007:

	Warrants Outstanding			Warrants Exercisable
Exercise Price	Number Outstanding	Wt. Avg. Remaining Contractual Life	Wt. Avg. Exercise Price	Number Currently Exercisable	Wt. Avg. Exercise Price
$0.001	257,143	4.76 yrs.	$0.001	257,143	$0.001
$2.50	1,884,569	4.71 yrs.	$2.50	1,884,569	$2.50
	2,141,712	4.46 yrs.	$2.15	2,141,712	$2.15

NOTE E - RELATED PARTY TRANSACTIONS

Lipitek

On October 13, 2004, OncoVista entered into a license agreement with Lipitek International, Inc. (“Lipitek International”), pursuant to which Lipitek International granted to OncoVista an exclusive worldwide royalty and milestone-bearing right and license to utilize the patents and technologies of Lipitek relating to L-Nucleosides and their conjugates.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

On November 17, 2005, OncoVista entered into a purchase agreement with Lipitek International and Alexander L. Weiss, Ph.D. pursuant to which Lipitek International granted OncoVista an option to purchase all membership interests in Lipitek Research, LLC (“Lipitek Research”) for a purchase price of $5,000,000, payable in installments. On or before July 28, 2012, OncoVista is required to pay the balance of the purchase price. Prior to the full payment of the purchase price, OncoVista has the option upon 30 day’s written notice to abandon the purchase of Lipitek Research upon forfeiture of the amounts already paid. In addition, Lipitek International and Alexander Weis agreed to use reasonable efforts to ensure that OncoVista has the right of first negotiation with respect to any Lipitek International intellectual property related to anti-cancer, anti-fungal, anti-parasitic and anti-malarial activities (except that derived from South American plants and vegetation) and to intellectual property arising out of any current research or research contract of Lipitek Research. For the nine months ended September 30, 2007 and 2006, the Company recognized revenues of $0 and $0, respectively. For the nine months ended September 30, 2007 and 2006, the Company paid $150,000 toward the agreement and expensed it as a component of research and development.

OncoVista also leases its laboratory space from Lipitek, Inc. under a five-year lease agreement. Rent is based on reasonable and customary rates as if the space were rented to an outside party.

Alexander L. Weiss, Ph.D., is Oncovista’s Chairman of the Board of Directors, Chief Executive Officer, President and a significant shareholder, and is the ultimate beneficial owner of Lipitek International and Lipitek Research.

NOTE F - SEGMENT INFORMATION

The Company follows SFAS No. 131, “Disclosure About Segments of an Enterprise and Related Information”, with respect to its operating segments. The Company’s revenue is substantially derived from the operation in a single business segment, the development of innovative tumor diagnostics for detection, analysis, and treatment of rare (cancer) cells. Sales to customers outside the United States (in Europe) are made by AdnaGen AG, its German subsidiary.

For the nine months ended September 30, 2007 and 2006, approximately 88% and 96%, respectively, of its revenue was from its German subsidiary. The following is a summary of the Company’s consolidated operations and assets for the nine months ended September 30, 2007 and 2006, respectively:

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

Nine Months Ended September 30, 2007

	OncoVista, Inc.	AdnaGen AG	Consolidated
	(United States)	(Germany)

Revenue	$80,000	$645,078	$725,078
Operating expenses	2,521,498	1,093,477	3,614,975

Loss from operations	(2,441,198)	(448,399)	(2,889,897)

Other income (expenses), net	23,413	(112,630)	(89,217)

Net Loss	$(2,418,085)	$(561,029)	$(2,979,114)

Assets	$5,912,007	$429,081	$6,341,088

Nine Months Ended September 30, 2006

	OncoVista, Inc.	AdnaGen AG	Consolidated
	(United States)	(Germany)

Revenue	$40,000	$1,010,467	$1,050,467
Operating expenses	2,339,925	1,715,730	4,055,655

Loss from operations	(2,299,925)	(705,263)	(3,005,188)

Other income (expenses), net	8,075	(82,544)	(74,469)

Net Loss	$(2,291,850)	$(787,807)	$(3,079,657)

Assets	$6,744,242	$914,666	$7,658,908

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

NOTE G - SUBSEQUENT EVENTS

(1) Restricted Stock Grant

On November 1 2007, OncoVista granted (i) an aggregate of 1,500,000 shares of restricted stock to Alexander Weis vesting one third on each of January 1, 2009, January 1, 2010 and January 1, 2011; and (ii) an aggregate of 500,000 shares of restricted stock to Corey Levenson vesting one third on each of January 1, 2009, January 1, 2010 and January 1, 2011. The stock issued had a fair value of approximately $4.7 million ($2.33 per share) based upon the recent 2007 Private Placement offering price.

(2) AVUG Reverse Merger

On October 26, 2007, OncoVista entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AVUG and Oncovista Acquisition Corp. (“NewSub”), a wholly owned subsidiary of AVUG. On November 13, 2007, NewSub merged with and into OncoVista with OncoVista remaining as the surviving corporation. As a result of the merger, OncoVista became the wholly owned subsidiary of AVUG and OncoVista’s existing business operations became AVUG’s sole line of business. On the closing date of the merger, each outstanding share of common stock of OncoVista was exchanged for one share of AVUG common stock such that OncoVista’s shareholders became holders of approximately 96.3% of AVUG’s issued and outstanding capital stock. In addition, all shares acquired by OncoVista on August 16, 2007 were cancelled and retired. The reverse merger is being accounted for as a recapitalization.

(3) Biomed Loan

During 2005, Biomed Solutions, LLC (“Biomed”) loaned OncoVista a total of $525,563 accruing interest at the rate of 8% per annum. In 2006, OncoVista repaid $245,000 to Biomed and in October 2007, in full settlement of the remaining principal and interest of $350,605 due under the loan, OncoVista paid a further $300,000 to Biomed. As a result, the Company recognized a gain on debt settlement of $50,605. Biomed is controlled by an affiliate company of one of OncoVista’s current directors as well as one of OncoVista’s former directors.

(4) OSI License Agreement

OncoVista entered into a license agreement with OSI Pharmaceuticals, Inc. (“OSI”), which it consummated on November 27, 2007, for the exclusive, royalty-bearing, worldwide license to a Phase II clinical candidate, OSI-7904L (the “License Agreement”).

Pursuant to the terms of the License Agreement, OSI has granted to OncoVista an exclusive, royalty-bearing, worldwide license, with the right to grant sublicenses, with respect to OSI’s rights under patents, patent applications and know-how related to OSI-7904L and a non-exclusive, worldwide license to certain patents and patent applications controlled by a certain third party to the extent necessary to develop and commercialize the products under the exclusive license grant. At the closing of the License Agreement, OSI agreed to convey to OncoVista its ownership of product inventory and information and data related to OSI-7904L. OSI also agreed to assign to OncoVista at the closing all of its rights and obligations under a certain manufacturing agreement with respect to OSI-7904L.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

Under the License Agreement, OncoVista is obligated to provide OSI with a written commercialization development plan within a prescribed period after the closing date and to provide periodic updates thereto. In addition, OncoVista agreed to use good faith and diligent efforts to accomplish certain milestones set forth in the applicable commercialization development plan and to commercialize the licensed compound and products upon receipt of the required regulatory approvals. OncoVista also agreed to submit progress reports on a periodic basis to OSI and a certain third party until the first commercial sale of a licensed product and for such later periods during which additional OSI-7904L products, if any, are being developed.

Pursuant to the License Agreement, OncoVista paid OSI an upfront license fee of $500,000 and is required to pay to OSI certain milestone payments based upon the achievement of specified milestones or product sales. In addition, if the drug candidate is commercially sold, then OncoVista is required to pay to OSI royalties based on net sales of the drug. OncoVista is also required to pay royalty and milestone payments to OSI with respect to royalty and milestone payments payable to certain third parties. As additional consideration, OncoVista caused the issuance to OSI of 500,000 shares of AVUG’s common stock and caused AVUG to issue two warrants to OSI.

The first warrant is exercisable for such number of shares of AVUG’s common stock that is equal to $5,000,000 divided by the national market exercise price (which is defined as the average closing price of AVUG’s common stock on a national securities exchange registered with the Commission for the 20 consecutive trading days immediately following the listing of AVUG’s common stock on such exchange); provided that the warrant shall be exercisable for 19.99% of AVUG’s outstanding shares of common stock if the exercise of the warrant results in a number of shares exceeding 20% of AVUG’s outstanding shares of common stock. The warrant may not be exercised until the 21st trading day after the listing of AVUG’s common stock on a national securities exchange registered with the Commission, and once exercisable is exercisable at the national market exercise price for nine months following such 21st day. The warrant provides for its exercise on a “cashless” or “net issuance” basis and is subject to adjustment for events such as stock splits, stock dividends, distributions, reorganizations, consolidations and mergers affecting AVUG’s common stock.

The second warrant is exercisable, through September 30, 2013, for 200,000 shares of AVUG’s common stock at an exercise price of $2.50 per share. The warrant provides for its exercise on a “cashless” or “net issuance” basis and is subject to adjustment for events such as stock splits, stock dividends, distributions, reorganizations, consolidations and mergers affecting AVUG’s common stock.

The shares of common stock of AVUG issued to OSI and any such future shares issued to OSI including upon the exercise of any warrants are subject to registration rights pursuant to the terms of an investors’ rights agreement entered into between OncoVista and OSI contemporaneously with the License Agreement. Under the investors’ rights agreement, OSI is granted piggyback registration rights which rights are subordinated to the registration rights granted to purchasers in the 2007 Private Placement. The investors’ rights agreement provides for customary cut-backs, a market stand-off agreement and other terms customarily found in such agreements.

ONCOVISTA, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
September 30, 2007
(Unaudited)

In connection with the License Agreement, OncoVista, OSI and Alexander L. Weis, Ph.D., AVUG’s Chief Executive Officer, board member and a significant beneficial owner of AVUG’s common stock entered into a stockholders agreement. Pursuant to the stockholders agreement, transfer by OSI of the equity securities of AVUG (including warrants and common stock issuable upon sale of warrants, now owned or subsequently acquired by OSI) are restricted by a right of first offer to AVUG except for transfers by OSI to any of its affiliates. The stockholders agreement grants OSI co-sale rights to participate in a transfer of more than 50% of Dr. Weis’ shares of AVUG’s common stock other than in certain customary exempt transfers. The stockholders agreement also grants Dr. Weis drag along rights to require the transfer of OSI’s equity securities in the case of a sale of all of Dr. Weis’ shares of AVUG common stock to a third party and to require OSI to vote in favor of a sale of assets in the case of merger of the Registrant with a third party or the sale of all or substantially all of AVUG’s assets to a third party.

(5) AdnaGen Purchase

On December 3, 2007, OncoVista purchased from a now former shareholder of AdnaGen AG an additional 24% equity interest in AdnaGen AG for consideration of €400,000 (approximately $600,000). As a result of the purchase, OncoVista now owns approximately 85% of the issued and outstanding shares of AdnaGen AG.

(6) Bridge Ventures Lawsuit

On December 17, 2007, an action was filed against OncoVista in the Supreme Court of the State of New York, New York County, entitled Bridge Ventures, Inc. v. OncoVista, Inc. and Centrecourt Asset Management. The action seeks damages for the alleged breach of a consulting agreement and seeks an order directing the issuance of warrants to purchase OncoVista’s common stock. Based on the allegations in the complaint and the Company’s understanding of the relevant facts and circumstances, it believes that the claims made in this lawsuit are without merit and OncoVista intends to vigorously defend against them.

(7) Appointment of Chief Financial Officer

Effective January 2, 2008, Mr. Robert Patterson resigned from his position as Chief Financial Officer of AVUG as a result of his retirement. In connection with the foregoing resignation, Mr. J. Michael Edwards was appointed to fill the vacancy of the position of Chief Financial Officer of AVUG, effective January 2, 2008.

Pursuant to an Executive Employment Agreement between Mr. Edwards and AVUG entered into on January 4, 2008, AVUG agreed to employ Mr. Edwards as a Chief Financial Officer, for a four-year initial term, renewable for successive one-year renewal terms, with a base salary of $140,000 per year. Mr. Edwards is entitled to receive an annual cash bonus equal to 30% of his base salary, provided that AVUG meets certain performance objectives established by the board of directors.

In addition, the agreement provides for the grant of options to acquire 120,000 shares of AVUG’s common stock at $1.75 per share. These options vest in equal installments over four years on the first, second, third and fourth anniversary of the date of grant. If Mr. Edwards’ employment is terminated as a result of his death or disability, he (or in the case of his death, his estate) is entitled to severance of one year’s base salary, one year’s health insurance coverage for his wife and dependent children and, in the case of termination as a result of disability, one year’s health insurance coverage for Mr. Edwards. If Mr. Edwards’ employment is terminated without cause, he is entitled to one year's base salary and one year's health and life insurance that was in effect prior to termination. No severance is payable if Mr. Edwards' employment is terminated for cause or if Mr. Edwards resigns, retires or otherwise terminates his employment voluntarily.